Exhibit 99.1

      FIRST NIAGARA FINANCIAL GROUP, INC. ANNOUNCES THE CONSUMMATION OF ITS
            SECOND-STEP CONVERSION, STOCK OFFERING AND ACQUISITION OF
                           FINGER LAKES BANCORP, INC.

Lockport, New York, January 17, 2003: First Niagara Financial Group, Inc. (the "Company") (Nasdaq/NMS: FNFG & FNFGD), the holding company for First Niagara Bank, announced today that it has consummated its second-step conversion and the related public offering of common stock. The transactions received the necessary approval of stockholders, depositors and regulators. In the offering, the mutual holding company for First Niagara Financial Group, Inc. sold its 61% ownership interest in the Company. As a result of the conversion and offering, the mutual holding company ceased to exist, and First Niagara Financial Group, Inc. became a fully public company.

In the conversion and offering, the Company issued a total of 67,362,948 shares of common stock. A total of 41,000,000 shares were sold in subscription, community and syndicated offerings, at $10.00 per share, to depositors of First Niagara Bank and other investors. As part of the conversion, an additional 26,362,948 shares were issued to the former public stockholders of First Niagara Financial Group, Inc. The exchange ratio was 2.58681 new shares for each share of First Niagara Financial Group, Inc. held by public stockholders as of the close of business on January 17, 2003.

First Niagara Financial Group, Inc. also announced that it has completed the acquisition of Finger Lakes Bancorp, Inc. Under the terms of the merger agreement, stockholders of Finger Lakes Bancorp, Inc. received merger consideration of $20.00 per share, 50% of which was paid in cash and 50% of which was paid in stock. Stockholders as of the close of business on January 17, 2003 received an aggregate of 3,355,868 shares of First Niagara Financial Group, Inc. stock and cash payments totaling $33.6 million. Stockholders who made a cash election or indicated "No Preference" received $20.00 in cash for each of their Finger Lakes Bancorp, Inc. shares. Stockholders who made a stock election for all or some of their Finger Lakes Bancorp, Inc. shares, received a combination of both First Niagara Financial Group, Inc. shares and cash, based on a stock proration factor of 0.761975845. At December 31, 2002, Finger Lakes Bancorp, Inc., headquartered in Geneva, New York, had assets of $379.0 million and deposits of $259.8 million, and its subsidiary, the Savings Bank of the Finger Lakes, operated seven branch offices and 9 ATM's.

Ryan, Beck & Co., Inc. served as advisor to First Niagara Financial Group, Inc. regarding the conversion and the acquisition, and also served as marketing agent in the subscription and community offerings and managed a selling group of broker dealers in the syndicated community offering.

The shares will commence trading on January 21, 2003. Until February 19, 2003, the stock will trade under the Nasdaq symbol of "FNFGD". On that date, it will begin to trade under "FNFG" and will continue to trade under that symbol.
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First Niagara Financial Group, Inc., through its wholly owned subsidiary First
Niagara Bank, had assets of $2.9 billion and deposits of $2.1 billion as of December 31, 2002. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses. As a result of the acquisition of Finger Lakes Bancorp, Inc., First Niagara Bank will operate 44 banking centers, a loan production office, several financial services subsidiaries, and 82 ATMs throughout eleven counties in western and central New York.

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Officer Contacts
----------------
William E. Swan.............................     Chairman, President and CEO
Paul J. Kolkmeyer...........................     Executive Vice President, COO and CFO
Christopher J. Thome........................     Reporting and Investor Relations Manager
                                                 (716) 625-7645
                                                 chris.thome@fnfg.com
Leslie G. Garrity...........................     Public Relations and Corporate Communications Manager
                                                 (716) 625-7528
                                                 leslie.garrity@fnfg.com

Corporate Information
---------------------
First Niagara Financial Group, Inc.              Transfer Agent and Registrar
6950 South Transit Road                          Mellon Investor Services, LLC
P.O. Box 514                                     P.O. Box 3315
Lockport, New York 14095-0514                    South Hackensack, NJ 07606
Telephone (800) 201-6621                         Telephone (877) 785-9670
www.fnfg.com                                     www.melloninvestor.com
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